SMITH & ASSOCIATES
                            1901 Avenue of the Stars
                                   Suite 1450
                          Los Angeles, California 90067
                            Telephone (310) 277-1250
                            Facsimile (310) 277-5953
                                  June 7, 2004

Board of Directors

Olympic Entertainment Group, Inc.
Re: Registration Statement on Form S-8

Gentlemen:

We have acted as legal counsel for Olympic Entertainment Group, Inc., a Nevada corporation (the "Company") in connection with the registration of up to 500,000 shares of common stock by means of that certain Registration Statement on Form S-8. As legal counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, and corporate records which we consider relevant for the purposes of this opinion, including:

(i) the articles of incorporation, as amended and bylaws;

(ii) resolutions of the board of directors of the Company, authorizing, among other things, the filing of the Registration Statement, the issuance of shares of the Company's stock pursuant to the 2004 Employee/Consultant Stock Compensation Plan (the "Plan") and the delivery of shares of common stock ("Shares") pursuant to the Plan;

(iii) the 2004 Employee/Consultant Stock Compensation Plan ;

(iv) the Registration Statement on Form S-8 filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") on or about June 7, 2004; and

(v) all such documents required to be delivered pursuant to the Registration Statement.

In such examination we have assumed the genuineness of all signatures on original documents. Based upon and subject to the foregoing we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite corporate power to own and operate its properties and assets and to carry on its business. The Company is not in violation of its respective articles of incorporation or bylaws or other organizational documents, or to the best knowledge of legal counsel after reasonable inquiry, is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness.


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SMITH & ASSOCIATES
Mr. Dominic Orsatti
Olympic Entertainment Group, Inc.
June 7, 2004
Page 2


2. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

3. All legally required proceedings in connection with the filing of the Registration Statement and the authorization and issuance of the Shares by the Company pursuant to the Plan have been taken and, except for permits and similar authorizations required under state securities or Blue Sky laws (as to which we do not express an opinion), all orders, consents or other authorizations or approvals of any public board or body legally required for the validity of the shares or of any transaction thereunder have been obtained;

4.
The Company is not in violation to our knowledge, in any material respect of any term or provision of any material contract, agreement, instrument, judgment or decree binding upon the Company.

5. There is no contract or other document known to us of a character required to be described in the Prospectus or filed as an exhibit to the Registration Statement by the Act or to the incorporated documents by the Exchange Act that is not described or filed as required.

6. The Registration Statement will become effective under the Act upon filing with the Commission, and, to the best of our knowledge, no stop order suspending the effectiveness of this or any such prior Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

7. Except as to financial statements, schedules and other financial and statistical data included or incorporated by reference herein, as to which we do not express any opinion, information set forth in the Registration Statement, any supplements or amendments thereto comply as to form in all material respects to the requirements in the 1933 Act and the applicable Rules and Regulations promulgated by the Commission, the incorporated documents comply as to form in all material respects with applicable requirements of the Exchange Act and nothing has come to the attention of legal counsel that has caused it to believe that the Registration Statement as of this date, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.




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SMITH & ASSOCIATES
Mr. Dominic Orsatti
Olympic Entertainment Group, Inc.
June 7, 2004
Page 3



8. The shares of common stock have been duly authorized and when delivered to the purchasers by their exercise of the options against payment therefor, will be validly issued, fully paid and non-assessable. This opinion is furnished to Mr. Orsatti by us as counsel for the Company and is for the benefit of the Company only in connection with the Registration Statement and the transactions contemplated thereby. No other use or distribution of this opinion may be made, it may not be disclosed or quoted, in whole or in part, and no other person or party may rely on this opinion, without our prior written consent. Very truly yours,



/s/ SMITH & ASSOCIATES
SMITH & ASSOCIATES